UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (date of earliest event reported): March 13, 2006
SYNERGETICS USA, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-51602	23-2131580
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

3845 Corporate Centre Drive
O’Fallon, Missouri		63368
(Address of principal executive offices)		(Zip Code)
(636) 939-5100
(Registrant’s telephone number, including area code)
N/A
(Former name and former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act.

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Item 1.01. Entry into a Material Definitive Agreement.
     On March 13, 2006, the registrant and Synergetics, Inc., a wholly owned subsidiary of the registrant (together with the registrant, the “Borrowers”), executed a Credit and Security Agreement (the “Credit Agreement”), dated March 13, 2006, in the principal amount of $5.5 million (the “Revolving Credit Facility”) with Regions Bank (formerly known as Union Planters Bank NA) (the “Lender”). The Revolving Credit Facility replaces Synergetics, Inc.’s $1.25 million revolving credit facility, as amended, with the Lender. The Credit Agreement has a maturity date of December 1, 2007.
     Pursuant to the Credit Agreement, the Borrowers made certain customary representations, warranties and covenants. In addition, the Credit Agreement contains financial covenants pursuant to which (i) the Fixed Charge Coverage Ratio (as such term is defined in the Credit Agreement) may not be less than 1.10 to 1.00, and (ii) the Leverage Ratio (as such term is defined in the Credit Agreement) may not be greater than 3.75 to 1.00.
     Payment of indebtedness under the Revolving Credit Facility may be accelerated upon an Event of Default, if not cured pursuant to the terms of the Revolving Credit Facility. The Credit Agreement defines an Event of Default as (i) payment default; (ii) other defaults (failure to comply with the terms, obligations, covenants or conditions of the Credit Agreement); (iii) insolvency; (iv) bankruptcy; (v) false or misleading warranties, representations or statements made by Borrowers to Lender; (vi) failure to pay certain final judgments, decrees or orders; (vii) certain events relating to employee benefit plans or to other plans covered by Title IV of ERISA; (viii) liquidation, dissolution, suspension of operations, failure to operate in the ordinary course or sale of all or substantially all assets, without prior Lender consent; or (ix) failure to pay, withhold, collect or remit any tax or tax deficiency when assessed or due or notice of certain tax liens shall be filed or issued.
     As collateral, the Borrowers granted the Lender a security interest in substantially all of their assets. In connection with the Revolving Credit Facility, the Borrowers also executed a revolving note dated March 13, 2006 (the “Note”) from the Borrowers to the Lender in the original principal amount of $5.5 million, with a maturity date of December 1, 2007 and a variable interest rate of the Lender’s prime lending rate or LIBOR, at the Borrowers’ option.
     The Credit Agreement and the Note are filed as Exhibits 10.1 and 10.2 to this current report on Form 8-K, respectively, and are incorporated herein by reference. The summary of the terms of the Credit Agreement and the Note contained herein is qualified in its entirety by reference to Exhibits 10.1 and 10.2.
Item 2.02 Results of Operations and Financial Condition.
     On March 14, 2006, the registrant issued a press release announcing its financial results for the second quarter of fiscal year 2006, which ended January 30, 2006. A copy of this press release is attached hereto as Exhibit 99.1 and incorporated herein by reference. The information contained in the website cited in the press release is not part of this report.
     The information furnished under this Item 2.02 and including Exhibit 99.1 shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), as amended, or otherwise subject to the liabilities of such section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, as amended, except as shall be expressly set forth by specific reference in such filing.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     On March 13, 2006, the Borrowers executed the Credit Agreement and the Note in connection with entry into the Revolving Credit Facility. The terms of the Credit Agreement and the Note are described in Item 1.01 of this current report on Form 8-K, which description is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit
Number	Description
10.1	Credit Agreement among Synergetics USA, Inc., Synergetics, Inc. and Regions Bank dated March 13, 2006

10.2	Revolving Note from Synergetics USA, Inc. and Synergetics, Inc. in favor of Regions Bank dated March 13, 2006

99.1	Press release of Synergetics USA, Inc. dated March 14, 2006

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SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: March 15, 2006

SYNERGETICS USA, INC. (Registrant)
By:	/s/ Pamela G. Boone
Name:	Pamela G. Boone
Title:	EVP and Chief Financial Officer